Exhibit 99.2

1 Investor Presentation | December 2020

DISCLAIMER 2 Confidentiality The information in this presentation is highly confidential. The distribution of this presentation by an authorized recipient to any other person is unauthorized. Any photocopying, disclosure, reproduction or alteration of the contents of this presentation and any forwarding of a copy of this presentation or any portion of this presentation to any person is prohibited. The recipient of this presentation shall keep this presentation and its contents confidential, shall not use this presentation and its contents for any purpose other than as expressly authorized by Thunder Bridge Acquisition II, Ltd. (“Thunder Bridge”) and indie Semiconductor (“indie” or the “Company”) and shall be required to return or destroy all copies of this presentation or portions thereof in its possession promptly following request for the return or destruction of such copies. By accepting delivery of this presentation, the recipient is deemed to agree to the foregoing confidentiality requirements. No Representations and Warranties This presentation is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of indie or Thunder Bridge or any of their respective affiliates’ securities (as such term is defined under U.S. federal securities laws). This presentation has been prepared to assist interested parties in making th eir own evaluation with respect to the proposed business combination and for no other purpose. Indie and Thunder Bridge assume no obligation to update or keep current the information contained in this presentation, to remove any outdated information or to expressly mark it as being outdated. No securities commission or securities regulatory authority or other regulatory body or authority in the United States or any ot her jurisdiction has in any way passed upon the merits of, or the accuracy and adequacy of, this presentation. You should not construe the contents of this presentation as legal, accounting, business or tax advice and you should consult your own professional advisors as to the legal, accounting, business, tax, financial and other matters contained herein. No representation or warranty, express or implied, is or will be given by Thunder Bridge nor indie nor any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation (including as to the accuracy or reas ona bleness of statements, estimates, targets, projections, assumptions or judgments) or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction. Accordingly, none of Thunder Bridge and indie or any of their respective affiliates, directors, officers, employees, or advisers or any other person shall be liable for any direct, indirect, or consequential loss or damages suffered by any person as a result of relying on any statement in or omission from this presentation and any such liability is expressly disclaimed. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of Thunder Bridge’s, indie’s, their respective affiliates, nor Thunder Bridge’s, indie’s or their respective affiliates' directors, officers, employees, members, partners, stockholders, or agents makes any representation or warranty with respect to the accuracy of such information. This presentation is not an expression of Thunder Bridge’s interest in indie and does not constitute an offer or agreement to acquire indie; it being understood that the terms of any such acquisition would be set forth in definitive documents in form and substance satisfactory to the parties and executed by them. Forward - Looking Statements This presentation includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward - looking statements may be identified by the use of words such as “future,” “growth,” “opportunity,” “well - positioned,” "forecast," "intend," "seek," "target," “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward - looking statements include, but are not limited to, projected financial information, statements regarding estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share and volume of purchase orders under existing and future contracts and the implications of those arrangements and related agreements on indie's business and results of operations. Such forward - looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Thunder Bridge, indie or the combined company after completion of any proposed business combination are based on current expectations that are subject to risks and uncertainties. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of Thunder Bridge's and indie's management and are not predictions of actual performance. These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

DISCLAIMER 3 A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward - looking statements. These factors include, but are not limited to: the inability to complete the transactions contemplated by the proposed business combination; the inability to recognize the anticipated benefits of the pr opo sed business combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably; costs related to the proposed business combination; changes in applicable laws or regulations; the inability to successfully retain or recruit officers, key employees or directors following the proposed business combination; effects of Thunder Bridge's public securities' liquidity and trading; the market's reaction to the proposed business combination; the lack of a market for Thunder Bridge's securities; Thunder Bridge's and indie's financial performance following the proposed business combination; the possibility that indie or Thunder Bridge may be adversely affected by other economic, business, and/or competitive factors, including the level of demand and financial performance of the autonomous vehicle industry and market adoption of LiDAR; the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the proposed business combination or the expected benefits of the proposed business combination; the risk that the approval of the stockholders of Thunder Bridge or i ndi e is not obtained; risks related to indie's relationship with Volvo, and the related timing of production schedules and other key milestones; the amount of redemption requests made by Thunder Bridge's public stockholders; the inability of indie to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its solutions which efforts to protect and enforce indie's intellectual property rights and prevent third parties from violating its rights may be costly; any legal and/or regulatory proceedings and commercial or contractual disputes in which indie may become involved, which could have an adverse effect on its profitability; changes in the price of key materials and disruptions in supply chains for these materials; the impact of the global COVID - 19 pandemic; and other risks disclosed in Thunder Bridge’s public filings with the SEC. There may be additional risks that neither Thunder Bridge nor indie presently know or that Thunder Bridge and indie currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements. You are cautioned not to place undue reliance upon any forward - looking statements, including the projections, which speak only as of the date made. Neither Thunder Bridge nor indie undertake any commitment to update or revise the forward - looking statements, whether as a result of new information, future events or otherwise. Accordingly, forward - looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward - looking statements contained in this presentation are based on our current expectations and beliefs concerning future developments and their potential effects on Thunder Bridge and indie. These forward - looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward - looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward - looking statements. We undertake no obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, you should not put undue reliance on these statements. Use of Projections This presentation contains financial forecasts with respect to certain financial measurements of indie, including, but not li mit ed to indie's projected Revenue and EBITDA for indie's fiscal years 2020 through 2025. Such projected financial information constitutes forward - looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. Neither Thunder Bridge's independent auditors, nor the independent registered public accounting firm of indie, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections should not be relied upon as being necessarily indicative of future results. Neither Thunder Bridge nor indie undertakes any commitment to update or revise the projections, whether as a result of new information, future events or otherwise. In this presentation, certain of the above - mentioned projected information has been repeated (in each case, with an indication t hat the information is an estimate and is subject to the qualifications presented herein), for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See “Forward - Looking Statements” paragraph above. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Thunder Bridge or indie or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Strategic Backlog and Pipeline As used in this presentation, "strategic backlog" means projected future revenues based on existing contracts setting forth design and pricing terms and historic production trends of our customers. "Strategic backlog" is a non - GAAP measure and such projected future demand cannot be assured. “Strategic backlog” includes current and projected revenue classified as shipping and design win / won as defined on page 34 of this presentation. As used in this presentation, "pipeline" means identified opportunities to sell our products and services to existing customers in our industry. "Pipeline" is a non - GAAP measure based on assumptions concerning future demand and there is no assurance that such future revenues will be obtained.

DISCLAIMER Industry and Market Data In this presentation, Thunder Bridge and indie rely on and refer to information and statistics regarding the sectors in which indie competes and other industry data . Thunder Bridge and indie obtained this information and statistics from third - party sources, including reports by market research firms . Although Thunder Bridge and indie believe these sources are reliable, they have not independently verified the information and do not guarantee its accuracy and completeness . Thunder Bridge and indie have supplemented this information where necessary with information from discussions with indie customers and indie's own internal estimates, taking into account publicly available information about other industry participants and indie's management’s best view as to information that is not publicly available . Use of Non - GAAP Financial Measures The financial information and data contained in this presentation is unaudited and does not conform to Regulation S - X promulgated under the Securities Act of 1933, as amended. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement/prospectus to be filed by Thunder Bridge with the SEC. Thunder Bridge and indie believe that non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to indie's financial condition and results of operations. indie's management uses these non - GAAP measures to compare indie's performance to that of prior periods for trend analyses and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and indie's board of directors. Thunder Bridge and indie believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Management of indie does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non - GAAP measures is that they exclude significant expenses and income that are required by GAAP to be recorded in indie's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by indie's management about which expenses and income are excluded or included in determining these non - GAAP measures. Other companies may calculate non - GAAP measures differently, and therefore the non - GAAP measures of indie included in this presentation may not be directly comparable to similarly titled measures of other companies. Important Information for Investors and Stockholders In connection with the proposed business combination, Thunder Bridge intends to file with the SEC a registration statement on Form S - 4, which will include a proxy statement to be to be distributed to Thunder Bridge stockholders in connection with Thunder Bridge's solicitation of proxies for the vote by Thunder Bridge's stockholders with respect to the proposed business combination and other matters to be described therein, as well as the prospectus relating to the offer of the securities to be issued to indie's stockholders in connection with the completion of the proposed business combination. This investor presentation does not contain all the information that should be considered in the proposed business combination. It is not intended to form any basis of any investment decision or any other decision in respect to the proposed business combination. Thunder Bridge stockholders and other interested persons are advised to read the proxy statement/prospectus and any amendments thereto, when available, in connection with Thunder Bridge's solicitation of proxies for the special meeting to be held to approve the transactions contemplated by the proposed business combination because these ma ter ials will contain important information about indie, Thunder Bridge and the proposed transactions. The definitive proxy statement/prospectus will be mailed to Thunder Bridge stockholders as of a record date to be established for voting on the proposed business combination when it becomes available. Stockholders will also be able to obtain a copy of the proxy statement/prospectus, including any amendments thereto, once they are available, without charge, at the SEC’s website at www.sec.gov or by directing a request to Thunder Bridge, c/o Thunder Bridge Acquisition Ltd., 9912 Georgetown Pike, Suite D203, Great Falls, VA 22066, gsimanson@thunderbridge.us No Offer or Solicitation This presentation is for informational purposes only and shall not constitute an offer to sell, the solicitation of an offer to buy any securities or a solicitation of any vote in any jurisdiction pursuant to the proposed business combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Participants in the Solicitation indie and Thunder Bridge and their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed business combination. Thunder Bridge stockholders and other interested persons may obtain, without charge, more detailed information regarding directors and officers of Thunder Bridge in its prospectus filed with the SEC pursuant to Rule 424 on August 9, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Thunder Bridge's stockholders in connection with the proposed business combination will be included in the proxy statement/prospectus Thunder Bridge intends t o file with the SEC. Trademarks and Trade Names Thunder Bridge and indie own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended in, and does not imply, a relationship with Thunder Bridge or indie, or an endorsement or sponsorship by or of Thunder Bridge or indie. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Thunder Bridge or indie will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor in these trademarks, service marks and trade names. Many statements and the case studies contained herein relate to Thunder Bridge Acquisition, Ltd. (now Repay Holdings Corp.), and an investment in Thunder Bridge is not an investment in any affiliate or other 4 funds’ past success is not indicative of future results.

THUNDER BRIDGE II AND INDIE KEY PRESENTERS



Gary Simanson
President, CEO and Director
Thunder Bridge II

- 30+ years of experience as an investor, entrepreneur and M&A advisor
- Founded Thunder Bridge I and II, Endeavor Capital Management, Endeavor Capital Advisors, and Endeavor Equity Fund
- Managing Director at First Capital Group, an investment banking advisory firm
- Served in a number of leadership roles in the banking industry, including CEO of First Avenue National Bank, Senior Advisor to the Chairman of Alpine Capital Bank, and Founder, Vice Chairman and CSO of Community Bankers Trust



Donald McClymont
Chairman & CEO
indie SEMICONDUCTOR

- Prior to co-founding indie, Executive roles at Axiom, Skyworks/Conexant; early career in engineering, sales and marketing
- Developed Axiom into the worldwide leader in CMOS PAs – sold to Skyworks 2009; 500M+ units shipped, 100% earn-out achieved
- Bootstrapped indie from $0 to $23M in FY2019 on $43M of total investment
- Named Top 100 Most Intriguing Entrepreneur by Goldman Sachs in 2020



Tom Schiller
CFO & EVP of Strategy
indie SEMICONDUCTOR

- Previously led corporate development/strategy/M&A/marketing and IR roles at Marvell (2019), Skyworks (2002-2019) and Rockwell/Conexant (1993-2002)
- Led 3 highly successful spin-offs/re-positionings of Marvell, Skyworks, and Conexant
- Closed $5B+ of transactions and 20 global acquisitions

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THUNDER BRIDGE ACQUISITION II OVERVIEW

indie

HIGHLY EXPERIENCED TB II MANAGEMENT TEAM



Gary Simanson
President, CEO, Director

- 30+ years of experience as an investor, entrepreneur and advisor
- Founded Thunder Bridge I and II, Endeavor Capital Management, Endeavor Capital Advisors and Endeavor Equity Fund
- Served in a number of leadership roles across the banking industry



Pete Kight
Senior Special Advisor

- 30+ years experience as an entrepreneur, technology investor and advisor
- Founder, Chairman and CEO of CheckFree Corp, which sold to Fiserv for $4.4B
- Co-Chairman, Managing Partner and Senior Advisor at Comvest Partners
- Board member, Bill.com; Chairman, REPAY



Bill Houlihan
Chief Financial Officer

- 30+ years of financial services experience
- Public company board member of Hunt Companies Finance Trust, Five Oaks Investment and Tiptree Financial Partners
- CFO of Thunder Bridge Acquisition I and II, Amalgamated Bank and Sixth Gear

THUNDER BRIDGE ACQUISITION II

- **Thunder Bridge Acquisition II, Ltd.** ("THBR") is a NASDAQ listed SPAC which completed its $345M IPO in August 2019
- Management team comprised of long-term oriented, results driven investors and advisors, with a breadth of experience across public markets
- **Thunder Bridge Acquisition I / REPAY Case Study:** TB I management team, led by Gary Simanson and Pete Kight, successfully raised the TB I $258M IPO in June 2018 and closed an initial business combination with REPAY, a leading omnichannel payments company in July 2019

REPAY
Realtime Electronic Payments

Share Price Performance Since Acquisition(1)**:** **+150%**

Note:
1. Share price performance versus Repay IPO price of $10.00 at issue

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INVESTMENT THESIS

1. ***Next-Gen Automotive Semiconductor and Software Platform - Solving the Most Complex and Demanding Challenges***
2. ***$2B+ of Strategic Backlog* and Revenue Visibility through 2025+ Driven by Deep Relationships with Top Tier 1 Automotive Suppliers***
3. ***Well Positioned in Massive Secular Growth Market with High-Growth, Margin-Rich $38B SAM by 2025***
4. ***Proven Leadership Team with Track Record of Extraordinary Value Creation***
5. ***Transaction Accelerates Roadmap and Drives Substantial Growth & Profitability***

** - Strategic backlog as defined on page 3 of the presentation "Disclaimer" pages*

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TRANSACTION SUMMARY 8 • Highly attractive entry multiple relative to public peers and recent transactions based on the opportunity to invest at the inflection point of growth TRANSACTION PARAMETERS • Transaction underwrites a highly visible financial plan based on established customer contracts with $2B+ in strategic backlog* with clear opportunities identified in $2.5B pipeline** PROPOSED TRANSACTION OVERVIEW • $982M post - money enterprise value — 2025E Revenue and EBITDA multiples of 2.0x and 6.4x, respectively, implying an equity value of $1.4B — Existing indie shareholders and management rolling over 100% of their equity • Transaction will be funded by $150M PIPE and Thunder Bridge II cash in trust of $345M*** and issuance of common stock to existing indie investors — Total cash proceeds of $495M*** for the transaction less transaction expenses to remain on balance sheet — Net cash proceeds to indie’s balance sheet to accelerate and fund further deployment of product solutions to existing customers DUE DILIGENCE CONDUCTED ON INDIE • General corporate, legal (including intellectual property and customer contracts), tax and labor and employment due diligence performed by Nelson Mullins and Littler Mendelson • Technical and business due diligence performed by TB II management team and Hassane El - Khoury (former CEO of Cypress Semiconductor) • Financial, accounting, tax, quality of earnings (including customer interviews) and industry/market analysis diligence performed by Grant Thornton * - Strategic backlog as defined on page 3 of the presentation “Disclaimer” pages ** - Pipeline as defined on page 3 of the presentation “Disclaimer” pages *** - Assumes no redemptions

Empowering the Autotech Revolution

THE NEXT GENERATION AUTOMOTIVE PLATFORM

MASSIVE MARKET OPPORTUNITY

- ✓ **$33B** and **rapidly growing** TAM supported by multiple automotive megatrends
- ✓ Solution portfolio enabling the **highest growth automotive** semiconductor **applications**
- ✓ **Incumbent consolidation** creating enormous opportunities in **predictable purchasing programs**

COMPETITIVE DIFFERENTIATION

- ✓ **Unparalleled semiconductor** and **software integration** with **efficient design process**
- ✓ **Superior capabilities validated** by **contracts** and presence on **12 Tier 1 approved vendor** lists

DEEP SALES PENETRATION

- ✓ **$2B+ in strategic backlog*** underpinned by **28 customer contracts** across a **diverse portfolio**
- ✓ **High barriers to entry** already crossed, **expanding customer** and **product footprint**
- ✓ Additional **$2.5B in identified opportunity pipeline****

SUPERIOR FINANCIAL PROFILE***

- ✓ **85%** 5-Year Revenue CAGR from 2020 to 2025
- ✓ **60%** of aggregate revenues through 2025 already at shipping / won stages
- ✓ Clear path to substantial profitability with **60% gross margin / 30% operating margin targets**

** - Strategic backlog as defined on page 3 of the presentation "Disclaimer" pages*
*** - Pipeline as defined on page 3 of the presentation "Disclaimer" pages*
**** - Based on company's financial projections with detailed P&L on page 36 of the presentation*

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$9 $1 4 $4 $13 $ 2 $8 $ 1 $3 $ 1 0 $ 5 $ 0 $ 2 0 $ 1 5 $ 4 0 $ 3 5 $ 3 0 $ 2 5 2 0 2 0 2 0 2 5 AUTO SEMI MARKET IS AT AN INFLECTION POINT… $ 0 11 $ 1 0 $ 2 0 $ 3 0 $ 4 0 $ 5 0 $ 6 0 $ 7 0 2 0 2 0 2 0 2 5 $1 6 $3 8 CAGR 33% CAGR 24% CAGR 11% C A G R 19% User E x p e r i ence Safety S y ste m s Electrification Connected Car Source: IHS (Summer 2020) Indie is Enabling a Diverse Set of Transformative Automotive Trends GLOBAL AUTOMOTIVE SEMICONDUCTOR TAM ($B) INDIE ADDRESSABLE MARKET ($B) $3 3 $5 9

…DRIVEN BY SILICON CONTENT GAINS T O D A Y T O MOR R O W FU T U RE Sensing CPV (1) $160 $350 $1 , 7 5 0 Compute CPV (1) $150 $625 $2 , 4 5 0 Signal & Power CPV (1) – $310 per vehicle – $975 per vehicle $200 $4,000 per vehicle Source: Wall Street Research CPV = Content per Vehicle Creates Significant Opportunity for indie 12

THE AUTOTECH PARTNER TO EVERYONE …indie is Standard and Partner Agnostic 13 In Pursuit of the Uncrashable Car…

DEMONSTRATED SCALABILITY 0 14 20,000,000 40,000,000 60,000,000 80,000,000 100,000,000 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 x Field proven x Already shipped >100M devices into Automotive Tier 1s x indie increasing OEM penetration and content per vehicle CUMULATIVE UNIT SHIPMENTS 120,000,000

SUPERIOR SOLUTIONS VALIDATED BY LEADING TIER 1S $ 0.0 $ 0.5 $ 1.0 $ 1.5 $ 2.0 STRATEGIC BACKLOG* $B $2.5 2 0 0 9 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 1 5 * - Strategic backlog as defined on page 3 of the presentation “Disclaimer” pages

COMPETITIVE DIFFERENTIATION DRIVES OEM PENETRATION KEY COMPETITIVE DIFFERENTIATORS x Best - in - class mixed signal SoC solutions x Leveraging manufacturing technologies and proprietary packaging techniques to drive integration up and cost down x Innovative product roadmaps x Reliable / geographically diverse / highly scalable supply chain x Meet / exceed all key quality standards 1 6

* - Production Part Approval Process ** - Strategic backlog as defined on page 3 of the presentation “Disclaimer” pages Long Courtship Followed by Development Cycle Followed by Locked in Production Horizon Tier 1 Approval Qual and Ramp - up Production (Recurring) Quality and Purchasing 1 - 1.5 years Technical interaction and Discussion 0.5 - 1 years RFQ/Contract System Design, IC Definition Up to 6 months Development IC Design & SW Development HW System Validation (Customer) Up to 1 - 1.5 years PPAP Complete* Ramp Up Year Year 1 Year 2 Year 3 Year 4 Year 5 Ramp Down Year $2B in Strategic Backlog** (SB) Beyond this Point >$1B in SB Beyond this Point AUTO DESIGN CYCLE CREATES HIGH BARRIERS TO ENTRY 1 7

LEADING TIER 1 CASE STUDY: “LAND AND EXPAND” 1 8 REPEAT DESIGN WINS • First Product : Higher Performance Wireless Audio - Advanced signal path techniques • Second Product : Single Chip CarPlay Solution - Proprietary solution to eliminate down - to - up Hub • Third Product : Multi - coil Wireless Charging - Advanced PowerSoC 201 6 202 0 + INITIAL DESIGN WIN: Wireless Audio PIPELINE*: AI Accelerators ADAS / LiDAR DESIGN WINS*: Wireless Charging Power Distribution SHIPPING* TODAY: Apple CarPlay Wireless Audio Autonomous Driving Leader * - As defined on page 34 of this presentation

ADAS / AV 19 U X Connectivit y E V CAPITALIZING ON DISRUPTIVE AUTO MEGATRENDS

• Step - function increase in safety application requirements • AI acceleration is poorly serviced by incumbents • OEM desire to monetize data • Platform – “the next smart phone” • Consumers demand UX to mirror their mobile device • Replacement cycle now driven by UX not torque and horsepower • Government mandates across Europe, China, the US • Up to 30% of vehicle production could be EV by 2025/6 G R O W TH DRIVERS EXPOSURE TO MULTIPLE SECULAR GROWTH DRIVERS 1 2 3 4 ADAS / AUTONOMOUS CONNECTIVITY USER EXPERIENCE ELECTRIFICATION 20

1. ENABLING THE CIRCLE OF SAFETY 21 “It pahks itself” Shipping Ult r asound Solutions Won / Pipeline System Basis Chips FMCW LiDAR Edge Processors Hyundai Super Bowl LIV ad featuring “Park Assist” feature, aired February 2, 2020 indie supporting second generation park assist at Hyundai

1. INDIE FMCW LIDAR INTEGRATION

indie

OPTICAL ENGINE

Laser Driver +
Optoelectronic
Front-end

MIXED SIGNAL PROCESSOR SOC

Software Defined
Data Converters + DSP + High Speed IF

AI PROCESSOR

SCENE SCANNER

POWER MANAGEMENT

Direct car battery connect
Low power / High efficiency

4
Devices

<5W
Power

$200
BOM

Reduces Power by 10x and Cost by 20x

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2. FACILITATING SEAMLESS DATA CONNECTIVITY 23 Won / Pipeline Wireless Charging Telematics Driver Monitoring Cloud Access

2. SUPPORTING EMERGING AUTOTECH APPLICATIONS Apple C ar K e y 24

3. ENHANCING THE USER EXPERIENCE Shipping CarPlay Solutions In fota i nment LED Lighting 25

4. ACCELERATING ELECTRIFICATION 26 Pipeline Charging Controllers Diagnostics Solutions

A DIVERSE PRODUCT PORTFOLIO AND PIPELINE

indie

indie PRODUCT OFFERINGS	1 ADAS / AUTONOMOUS	2 CONNECTIVITY	3 USER EXPERIENCE	4 ELECTRIFICATION
				
SHIPPING AND DESIGN WINS	• Ultrasound Solutions – Parking Assist • Vision Systems	• Wireless Charging • Telematics • Cloud Access	• CarPlay – >30M Units Shipped – 65% Market Share • Infotainment • Cabin Lighting	
PRODUCTS IN DEVELOPMENT / ROADMAP	• FMCW LiDAR • AI Accelerators	• Driver Monitoring Systems	• Smartphone Conditional Access	• Charging Controllers • Diagnostic Solutions

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INDIE’S SOC SOLUTIONS ENABLE DIVERSE APPLICATIONS System Signal P roc e ssor PowerSoC Cyber Se c u r i ty T elemati c s Lighting Li D AR A D AS Wireless C h a rgi n g User I n t e r fac e C a r K ey C ar Pla y Bus Bridging iPM U S yst e m - o n - C hip Solutions 28

OUR STRATEGIC GROWTH INITIATIVES PHASE I 2021 PHASE II 2023 PHASE III 2024 Grow Existing UX/ C o n n ec t ed Car Business Expand Sales of ADAS Product Lines Bring Imaging Radar and Vision Edge Solutions to Market Add AI/ML Processor A c celer a t i on Ship Revolutionary LiDAR Solution Acquire Enabling Technologies to Accelerate Organic Development 29

PROVEN MANAGEMENT TEAM Ichiro Aoki, Ph.D President and Director Scott Kee, Ph.D CTO Joe Inzitari Director, Operations David Kang E n g i n ee r i ng Fellow Tom Schiller CFO & EVP of Strategy Lionel Federspiel VP, Engineering Darshan Gopal Director, Product & Test Vincent Wang VP, Asia Sales and Marketing Paul Hollingworth EVP, Sales and Marketing Donald McClymont Chairman & CEO Designates leadership team who has worked together for +20 years 30

INDIE GLOBAL FOOTPRINT

indie

Employee Footprint:

United States
HQ, Aliso Viejo, CA
Austin, TX design center
Detroit, MI
Portland, OR
San Jose, CA
Boston, MA

Scotland
Edinburgh design center

Germany
Sales support
Quality

Wuxi indie China
Design in Wuxi and Shanghai
Sales in Shenzhen, Shanghai

Taiwan
Sales, Operations



Manufacturing Partners:

Wafer Foundry	Wafer Level Test	Assembly	Final Test
GlobalFoundries, XFAB, HHGrace	Global Testing Corporation Limited, ASE Group	ASE Group, Amkor Technology, Greatek	Sigurd, Global Testing Corporation Limited, ASE Group, TerraPower

Fabless, Asset-light and Geographically Diverse

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FINANCIAL HIGHLIGHTS Accelerating Growth Trajectory Projected 85% compounded annual growth 2020 – 2025 $2B+ of Strategic Backlog* Creates Strong Visibility 60% of aggregate revenues through 2025 already at shipping / won stages Operating Leverage Produces 30% Target EBIT Margin Driven by higher margin product mix Capital Efficient Fabless Business Model Highly scalable global supply chain 3 2 * - Strategic backlog as defined on page 3 of the presentation “Disclaimer” pages

$2 3 Note: FY19 represents unaudited financial results; FY20 – 25 are estimated financial projections * - Strategic backlog as defined on page 3 of the presentation “Disclaimer” pages 33 $2 3 $4 4 $9 1 $20 4 $34 9 $50 1 $ 7 5 $ 1 5 0 $ 2 2 5 $ 3 0 0 $ 3 7 5 $ 4 5 0 SIGNIFICANT GROWTH SPANNING PRODUCT AREAS Edge SoCs Electrification Connected Car User Interface NRE / Other Revenue $M $525 Revenue growth driven by: • User Interface provides a stable, high growth base • Connected Car growth driven by Wireless Charging traction • Electrification in early innings • Edge SoCs for ADAS / Autonomous – Ramping now in Ultrasound and Vision – LiDAR will spearhead growth Projected 85% 5 - Year CAGR $0 FY19A FY20E FY21E FY22E FY23E FY24E FY25E $2B+ in Strategic Backlog* Underpinned by 28 Customer Contracts

$2 3 Note: FY19 represents unaudited financial results; FY20 – 25 are estimated financial projections * - Strategic backlog as defined on page 3 of the presentation “Disclaimer” pages 34 $2 3 $4 4 $9 1 $20 4 $34 9 $50 1 $ 7 5 $ 1 5 0 $ 2 2 5 $ 3 0 0 $ 3 7 5 $ 4 5 0 Projected 85% 5 - Year CAGR MAJORITY OF REVENUE AT SHIPPING / WON STAGES Existing wins drive growth • Shipping decreases as % of revenue as some products are replaced by second generations • Won programs / customers supported by existing contracts • Pipeline represents a highly qualified opportunity with current customers of an existing or new product in development Pi p eline W on Shipping Revenue $M $525 $0 F Y 1 9 A F Y 2 0 E F Y 2 1 E F Y 2 2 E F Y 2 3 E F Y 2 4 E F Y 2 5 E Nearly 70% of 2023 Revenue in Strategic Backlog*

13% 14% 8% 5% 75% 57% 62% 4 0% 1 7% 15% 8% 6% 23% 23% 4 6% 5 1% 42% 33% 6% 6% 7% 9% 2 9% 41% 57% FY 1 9 A FY 2 5 E IMPROVING PRODUCT MIX Note: FY19 represents unaudited financial results; FY20 – 25 are estimated financial projections 35 FY20E FY21E FY22E FY23E FY24E GM Expansion Driven by Next Generation Pricing, New Product Ramps and Scale P r o duct Margin > 60% 50 - 60% 40 - 50% P r o duct Margin < 40%

A ct u a l Operating expenses $25 $27 $61 $89 $109 $129 $147 41% % of revenue 112.2% 117.2% 137.7% 97.3% 53.3% 36.9% 29.4% EBIT ($19) ($18) ($41) ($46) ($0) $73 $151 NM % margin - 82.7% - 77.2% - 93.1% - 50.3% - 0.2% 21.0% 30.1% EBITDA ($17) ($17) ($40) ($45) $3 $77 $154 NM % margin - 75.1% - 72.1% - 89.9% - 48.9% 1.5% 22.0% 30.8% ($M) FYE December 31 FY19A FY20E FY21E F Y 2 2 E Projected FY23E FY24E FY25E 5 - year CAGR Total revenue $23 $23 $44 $91 $ 2 04 $349 $501 85% Gross profit $7 $9 $20 $43 $ 1 08 $202 $298 101% % margin 29.5% 40.1% 44.6% 46.9% 53. 1% 57.9% 59.5% R&D $19 $20 $49 $74 $ 8 1 $91 $99 % of revenue 86.1% 88.0% 110.7% 81.3% 39. 7% 26.0% 19.7% SG&A $6 $7 $12 $15 $ 2 8 $38 $49 % of revenue 26.1% 29.2% 27.0% 16.0% 13. 6% 10.9% 9.7% Note: FY19 represents unaudited financial results; FY20 – 25 are estimated financial projections 36 A CLEAR PATH TO LONG TERM OPERATING MODEL

INVESTMENT THESIS

1. ***Next-Gen Automotive Semiconductor and Software Platform - Solving the Most Complex and Demanding Challenges***
2. ***$2B+ of Strategic Backlog* and Revenue Visibility through 2025+ Driven by Deep Relationships with Top Tier 1 Automotive Suppliers***
3. ***Well Positioned in Massive Secular Growth Market with High-Growth, Margin-Rich $38B SAM by 2025***
4. ***Proven Leadership Team with Track Record of Extraordinary Value Creation***
5. ***Transaction Accelerates Roadmap and Drives Substantial Growth & Profitability***

** - Strategic backlog as defined on page 3 of the presentation "Disclaimer" pages*

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TRANSACTION SUMMARY

TRANSACTION SUMMARY TRANSACTION OVERVIEW • Highly attractive opportunity to invest at the inflection point — Attractive entry multiple relative to public peers and recent transactions • $982M post - money enterprise value — 2025E Revenue and EBITDA multiples of 2.0x and 6.4x, respectively, implying an equity value of $1.4B • Existing indie shareholders and management rolling over 100% of its equity • Transaction will be funded by $150M PIPE, Thunder Bridge II cash in trust of $345M (1) and issuance of common stock to existing indie investors — Total cash proceeds of $495M (1) for the transaction — Net cash proceeds to indie’s balance sheet to accelerate and fund deployment of solutions to existing customers CASH SOURCES AND USES ($M) SOURCES OF CASH Thunder Bridge cash - in - USES OF CASH trust (1) $345 Cash to balance sheet $465 PIPE shareholders $150 Deal expenses $30 Total Sources of Cash $49 5 Total Uses of Cash $49 5 PRO FORMA VALUATION ($M, EXCEPT PER SHARE DATA) Total shares outstanding (2) 39 144 . 7 Price per share $10 . 00 Equity value $1,447 Less: net cash ($465) Total enterprise value $982 2024 E 2025 E TEV / revenue 2.8 x 2.0 x TEV / EBITDA 12.8 x 6.4 x Thunder Bridge II Shareholders 23.8% Seller Rollover 62 . 2% Notes: 1. Assumes no Thunder Bridge stockholder has exercised its redemption rights to receive cash from the trust account. This amount will be reduced by the amount of cash used to satisfy any redemptions. 2. Pro forma share count includes 90.0m seller rollover shares, 34.5m Thunder Bridge SPAC shares, 15.0m PIPE investor shares and 5.2m Thunder Bridge Sponsor shares. Excludes the impact of 10.0m Seller earnout shares and 3.5m deferred Sponsor shares vesting evenly at $12.50 and $15.00 PRO FORMA ILLUSTRATIVE OWNERSHIP BREAKDOWN PIPE Investors Thunder Bridge II Sponsor 10.4% 3.6%

TRANSACTION OFFERS ATTRACTIVE DISCOUNT

Key Inputs and Assumptions

- The implied 25x to 30x EV/EBITDA multiple range is based on indie's high growth / next-gen public semiconductor and analog / mixed-signal leader peers with some sensitivity built around the high-end and low-end
- Implied Future Enterprise Value calculated by applying a range of 2 years forward EV/EBITDA multiples on indie's 2025E EBITDA. Implied Current Enterprise Value calculated by discounting Implied Future Enterprise Value three years back at a 20% discount rate

Implied Enterprise Value Based on Comparable Companies

Transaction Value



$4,634 M
$3,861 M
$2,682 M
$2,235 M
$982 M
77% Discount
60% Discount
25.0x – 30.0x 2025E EBITDA
Implied 7.7x – 9.2x 2025E revenue
Discount Rate: 20%
2.8x/2.0x 24E/25E revenue
12.8x/6.4x 24E/25E EBITDA
Implied Future Enteprise Value
Implied Current Enterprise Value
Proposed Transaction Enterprise Value

40

58% 59% 64% 63% 5 8% 98% 85% 61% 2 2% 35% 33% 31% 2 8% 2 3% 2 1% 2 1% 1 6% 4 7% 6 2% 6 1% 60% 55% 52% 4 1% 9 9% 22% 19% 13% 12% 1 1% 1 1% 9% 7% 2 2% 3 1% 4 4% 2 2 % FAVORABLE OPERATING METRICS VS. PEER GROUP 2020E – 2022E REVENUE CAGR ( % ) 2022E GROSS MARGIN (%) 2022E EBITDA MARGIN (%) 2020E – 2025E REVENUE CAGR ( % ) Median: 11% 2025 2024 Median: 124% 124% 2024 2025 2025E GROSS MARGIN Median: 91% 2025 Median: 56% 57% 55% 2024 Median: 63% Median: 59% 2025 2025 Median: 26% 2025 20 2 4 Median: 39% 39% 2 025 ( % ) 1 8 1% KEY SEMICONDUCTOR PEERS AUTOTECH SPAC PEERS 2024 Source: Company Materials, Investor Presentations, Broker Research, Thomson Estimates, Capital IQ Notes: 1. Market data as of December 3, 2020 2. indie financials are estimated financial projections 2024 2025 2025E EBITDA MARGIN (%) Median: 26% 2024 2025 41

1 2 . 8x 6 .4 x 1 5 . 7x 6 .1 x 2 .8 x 2. 0x 8 .7 x 3. 4x 2 .4 x 12 . 8x 6.4x 5 6 . 4x 5 3. 4x 4 1. 6x 40.3x 24 . 5x 2 4 . 1x 2 1. 9x 1 8. 0x 10 . 8x 4 . 8x 2 .8 x 13.1x 12 . 0x 8. 8x 8 .8 x 7. 5x 6 .8 x 6 .2 x 5. 0x TRANSACTION IMPLIES STEEP DISCOUNT TO PEERS ( x ) Median: 8.1x EV/2022E REVENUE (x) Median: 4.8x 2024 2 025 2024 2024 EV/2025E EBITDA 2025 20 2 5 Median: 32.4x 2022 2023 EV/2022E EBITDA (x) Median: 9.6x Median: 15.7x Median: 9.6x 2025 2024 20 2 4 20 2 5 2025 2024 2025 Source: Company Materials, Investor Presentations, Broker Research, Thomson Estimates, Capital IQ Notes: 1. Market data as of December 3, 2020 2. indie Implied Enterprise Value of $982M and Implied Equity Value of $1,447M KEY SEMICONDUCTOR PEERS AUTOTECH SPAC PEERS EV/2025E REVENUE (x) Median: 2.4x Median: 3.4x 20 . 0x 3. indie financials are estimated financial projections 42

- 1 0 . 0 x 2 0 . 0 x 3 0 . 0 x 4 0 . 0 x 5 0 . 0 x 0% 2 0% 4 0% 6 0% 8 0% 1 0 0% 1 2 0% 1 4 0% 1 6 0% 2022E EV/EBITDA (x) 60.0x VALUATION MULTIPLE IN PERSPECTIVE 2020E - 2024E (2) 2020E - 2025E (3) 2020E - 2025E (4) 2020E - 2025E (5) 2. Velodyne Lidar 2020E - 2024E Revenue CAGR of 61% and 2024E EV/EBITDA of 15.7x 3. indie 2020E - 2025E Revenue CAGR of 85% and 2025E EV/EBITDA of 6.4x and based on estimated financial projections 4. Luminar 2020E - 2025E Revenue CAGR of 124% and 2025E EV/EBITDA of 20.0x 5. Aeva 2020E - 2025E Revenue CAGR of 181% and 2025E EV/EBITDA of 6.1x Source: Company Materials, Investor Presentations, Broker Research, Thomson Estimates, Capital IQ Notes: 1. Market data as of December 3, 2020 180% 200% 2020E - 2022E Revenue CAGR (%) Semiconductors AutoTech SPACs 43

APPENDIX

INDIE SYSTEM SIGNAL PROCESSOR (SSP) Analog Front End High Speed ADC H a r d wa r e DSP S o f t w a r e DSP Point Clo ud S c e n e Optimizing LiDAR, Radar and Ultrasound Power / Cost Through Full System Processing 45

INDIE POWERSOC Secured MCU Direct to car battery iPMU Connectivity x Replaces 4 to 6 discrete ICs Shrinks PCB footprint Reduces cost via integration iPMU LDO, DC/DC, SBC function AD C Control I/F Motor, Plant User I/F Co m ms I/F MCU, Flash & SRAM S en s or I/F Cyber Secured 46 Enables Highly Integrated Automotive Compliant Systems

INTEGRATION AND PACKAGING EXPERTISE LOWEST COST HIGHEST PERFORMANCE MORE INTEGRATION Leveraging Packaging Experience from the Mobile Space to Fuel the AutoTech Revolution 47

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